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                                                                    EXHIBIT 21.1




                      GREAT WESTERN FINANCIAL CORPORATION

                            PARENT AND SUBSIDIARIES



       Great Western Financial Corporation is incorporated in the State of Delaware.

       Listed below are the significant subsidiaries of GWFC, which are included in the Consolidated Financial Statements.


                           Percentage
                           of Voting
                           Securities                  State of
                              Owned                 Incorporation
                           ----------               -------------

Subsidiaries
------------

Great Western Bank,
  A Federal Savings Bank       100%                  Federal Charter

Aristar, Inc.                  100%                  Delaware